Exhibit 99.1

Contacts:	Samantha Moore	Stephanie Wakefield
	Director, Public Relations	Director, Investor Relations
	650-385-5259	650-385-5261
	mobile/650-996-3251	swakefield@informatica.com
smoore@informatica.com
INFORMATICA ACQUIRES DATA-QUALITY VENDOR
SIMILARITY SYSTEMS
Next-generation technology geared toward business users bolsters market’s leading enterprise data integration platform
REDWOOD CITY, Calif., January 26, 2006 — Informatica Corporation (NASDAQ: INFA), a leading provider of data integration software, today announced it has acquired Dublin, Ireland-based Similarity Systems, the leading provider of business-focused data quality solutions. Further extending its market-leading solution for enterprise data integration, Informatica will incorporate Similarity Systems’ patented technology for data quality – including capabilities for data profiling, standardization, cleansing, matching and monitoring – into its PowerCenter data integration product suite.
     Informatica is acquiring all of the capital stock of privately held Similarity Systems in a cash transaction valued at approximately $55 million, with the acquisition being accounted for under the purchase method of accounting. The acquisition has been approved by the board of directors of each company and will close today. Informatica expects the acquisition to be dilutive in the first half of 2006 and to be accretive to non-GAAP earnings before amortization of intangibles and stock-based compensation beginning in the fourth quarter of 2006.
     “Data quality is ranked by our customers as one of their top challenges within their broader data integration projects, such as legacy migration, application consolidation and data hubs,” said Sohaib Abbasi, chairman and CEO of Informatica. “Combining the innovative technology from Similarity Systems with PowerCenter, we will offer distinctive total data quality management to our customers as an integral part of the Informatica enterprise data integration platform.”

Industry analysts estimate the global market for information-quality solutions will grow by 12 percent annually to $1 billion by 2008, underscoring the growing importance of data quality to such business imperatives as regulatory compliance.
     “Ventana Research has long espoused the concept of Information Management, which comprises key technologies to drive the use of information to enhance business value. Two critical components of Information Management are robust enterprise data integration coupled with data quality,” said Mark Smith, CEO and senior vice president of research of Ventana Research. “The combination of Informatica’s data integration platform with the data-quality technology from Similarity Systems goes a long way in delivering on the need for Information Management for global organizations.”
Next-Generation Data Quality Management
     Recognized for its unparalleled ease of use, Similarity Systems’ technology was specifically designed for business professionals, such as data analysts and data stewards. By empowering business users to design, manage, deploy and control enterprise-wide data quality solutions, organizations can empower the right people in the organization to implement effective and lasting data-quality processes.
     Similarity Systems also handles a broad range of diverse enterprise business data – including customer, product, financial, inventory, pricing, order and various other types of enterprise data. With built-in data quality components that offer organizations greater versatility and flexibility, the product currently has more than forty configurable data-quality building blocks.
     In addition, Similarity Systems delivers scorecards, metrics and reporting that help organizations to continuously measure and improve data quality. This analytical capability is particularly important in the face of business imperatives such as regulatory compliance and data hubs. Similarity Systems’ powerful content-profiling and reporting functionality provides management-level reports that measure the six key attributes of data quality: completeness, conformity, consistency, accuracy, duplication and integrity across all data.

     Moreover, Similarity’s technologies are fully Unicode compliant with language- and country-specific support. Hence they offer Informatica customers a truly global solution for end-to-end data quality.
     “We are pleased to pair the synergies of our two companies – combining Similarity Systems’ innovative data quality expertise and technologies with Informatica’s market-leading data integration platform,” said Garry Moroney, CEO of Similarity Systems. “The combination of our products will create a comprehensive, unified data integration offering that empowers the right people in the organization to deal with data quality while delivering the broadest range of data integration projects for our global customers.”
First Vertically Focused Data Quality Solution
     Unique among data quality vendors, Similarity Systems has also developed industry-specific data quality solutions that have been successfully deployed to solve complex data profiling and data quality problems for financial services organizations, consumer packaged goods (CPG) manufacturers and retailers, telecommunications service providers and utility companies.
     In financial services, Similarity Systems has regulatory-compliance solutions that enable banks to analyze and report on the quality of key data for credit risk-management audits and Basel II compliance to ensure they have accurate and consistent information and to assist in the development and management of reference data.
     Similarity Systems helps CPG companies to fully automate business processes and move to the next level of supply chain management through data quality monitoring, standardization, de-duplication, consolidation and continuous monitoring of all corporate and partner data. This includes a package of data quality rules and CPG-specific reference coupled with methodologies for continuous data quality improvement.
Integration Timeline and Product Availability
     Similarity Systems’ data quality technology will be integrated with PowerCenter 8, which will be generally available in April, 2006. Packaging and pricing options will be announced mid-February.

     Informatica will be discussing the acquisition of Similarity Systems as well as its fourth-quarter 2005 results on a conference call beginning today at 2:00 p.m. PDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 617-801-6888, reservation number 92251799.
About Informatica
     Informatica Corporation (NASDAQ: INFA) is a leading provider of enterprise data integration software and services. With Informatica, companies can gain greater business value by integrating all their information assets from across the enterprise. More than 2,400 companies worldwide rely on Informatica to reduce the cost and expedite the time to address data integration needs of any complexity and scale. For more information, call 650-385-5000 (1-800-970-1179 in the U.S.), or visit www.informatica.com.
     This press release contains forward-looking statements regarding the expected financial impact of our acquisition of Similarity Systems on our non-GAAP financial results for 2006 and our ability to integrate the technology we acquired from Similarity Systems into our data integration product suite according to the timeline described above. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to our ability to (1) successfully integrate Similarity Systems and its employees into Informatica and achieve expected synergies, (2) accurately forecast the acquisition related restructuring costs and allocation of the purchase price to in process research and development, goodwill and other intangibles, as well as the impact of equity based compensation expense associated with FAS 123R, (3) compete successfully in this highly competitive and rapidly changing marketplace, and (4) retain key employees, as well as those risks and uncertainties included under the caption “Risk Factors” in Informatica’s report on Form 10-Q for the quarter ended September 30, 2005, which is on file with the SEC and is available on the company’s investor relations website at

www.informatica.com. All information provided in this release is as of January 26, 2006, and Informatica undertakes no duty to update this information.
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Note: Informatica and PowerCenter are trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.